THE PENN MUTUAL LIFE INSURANCE COMPANY

POWER OF ATTORNEY

March 30, 2026

KNOW ALL PERSONS BY THESE PRESENTS, that Richard M. Klenk, Chief Financial Officer of The Penn Mutual Life Insurance Company, does hereby constitute and appoint David M. O’Malley and Ann-Marie Mason, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for him and in his name, place and stead, any and all instruments or documents to be filed as part of or in connection with or in any way related to any or all registration statements or other filings and any amendment or supplement thereto under the Securities Act of 1933 and/or the Investment Company Act of 1940, relating to the offering of variable annuity contracts and variable life insurance policies funded through the separate accounts and listed below, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Separate Account Name	Investment Company Act File No.	Securities Act File No.
Penn Mutual Variable Annuity Account III	811-03457
Penn Freedom Variable Annuity		333-69386
Smart Foundation Variable Annuity		333-177543
Smart Foundation Advisory Variable Annuity		333-177543
Enhanced Credit Variable Annuity		333-39804
Diversifier II Variable Annuity		002-77283

Penn Mutual Variable Life Account I	811-05006
Diversified Advantage Variable Universal Life		033-54662
Cornerstone Variable Universal Life IV		033-54662
Diversified Growth Variable Universal Life		033-54662

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth above.

By:	/s/ Richard M. Klenk
Richard M. Klenk
Chief Financial Officer